                                                             EXHIBIT 99 (a) (12)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. -- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------        -----------------------------------


                             Give the
For this type of account:    SOCIAL SECURITY
                             number of--
---------------------------------------------
1. An individual's account   The individual
2. Two or more individuals   The actual owner
   (joint account)           of the account
                             or, if combined
                             funds, any one
                             of the
                             individuals(/1/)
3. Husband and wife (joint   The actual owner
   account)                  of the account
                             or, if joint
                             funds, either
                             person(/1/)
4. Custodian account of a    The minor(/2/)
   minor
   (Uniform Gift to Minors
   Act)
5. Adult and minor (joint    The adult or, if
   account)                  the minor is the
                             only
                             contributor, the
                             minor(/1/)
6. Account in the name of    The ward, minor
   guardian or committee     or incompetent
   for a designated ward,    person(/3/)
   minor, or incompetent
   person
7.(a) The usual revocable    The grantor-
      savings trust account  trustee(/1/)
      (grantor is also
      trustee)
(b) So-called trust account  The actual
    that is not a legal or   owner(/4/)
    valid trust under State
    law
8. Sole proprietorship       The owner(/4/)
   account
---------------------------------------------

                             Give the EMPLOYER
For this type of account:    IDENTIFICATION
                             number of--
                                           ---
9. A valid trust, estate or  The legal entity
   pension trust             (do not furnish
                             the identifying
                             number of the
                             personal
                             representative
                             or trustee
                             unless the legal
                             entity itself is
                             not designated
                             in the account
                             title)(/5/)
10. Corporate account        The corporation
11. Religious, charitable    The organization
    or educational
    organization account
12. Partnership account      The partnership
    held in the name of the
    partnership
13. Association, club or     The organization
    other tax-exempt
    organization
14. A broker or registered   The broker or
    nominee                  registered
                             nominee
15. Account with the         The public
    Department of            entity
    Agriculture in the name
    of a public entity
    (such as a state or
    local government,
    school district, or
    prison) that receives
    agricultural program
    payments
                                           ---

(1) List all names first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Provide the name of the owner.
(5) List all names first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on ALL payments include the following:

 . A corporation.

 . A financial institution.

 . An organization exempt from tax under section 501(a) of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.

 . The United States or any agency or instrumentality thereof.

 . A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

 . An international organization or any agency or instrumentality thereof.

 . A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

 . A real estate investment trust.

 . A common trust fund operated by a bank under section 584(a) of the Code.

 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

 . An entity registered at all times under the Investment Company Act of 1940.

 . A foreign central bank of issue.

Payments Not Generally Subject to Backup Withholding
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 . Payments to non resident aliens subject to withholding under section 1441 of the Code.

 . Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non resident partner.

 . Payments of patronage dividends where the amount received is not paid in money.

 . Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

 . Payments of interest on obligations issued by individuals. Note: A Payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

 . Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

 . Payments described in section 6049(b)(5) of the Code to non resident aliens.

 . Payments on tax-free covenant bonds under section 1451 of the Code.

 . Payments made by certain foreign organizations.

 . Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE MUST STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6045, and 6050(A) of the Code.

Privacy Act Notice.-- Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.-- If you make a false statement with no reasonable basis that results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Failure to Report Certain Dividend and Interest Payments. -- If you fail to include any portion of an includible payment for interest, dividends or patronage dividends in gross income and such failure is due to negligence, a penalty of 20% is imposed on any portion of an underpayment attributable to that failure.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.